UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2022

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (585) 678-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange
Class B Common Stock	STZ.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2022 (the “Effective Date”), Constellation Brands, Inc. (the “Company” or “Constellation”), Bank of America, N.A., as administrative agent (the “Administrative Agent”), and certain other lenders (the “Credit Agreement Lenders”), entered into a Term Loan Credit Agreement (the “Credit Agreement” and loans made thereunder the “Term Loans”).

The Credit Agreement provides for a delayed single draw term loan in the aggregate principal amount of $1.0 billion. The proceeds of the Term Loans will be used to pay a portion of the cash consideration payable in connection with the previously-announced transaction to reclassify and convert each share of the Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock”) into one share of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) and the right to receive $64.64 in cash, without interest (the “Reclassification”) and to pay related fees as well as fees related to closing the Credit Agreement. The commitments under the Credit Agreement will terminate on the earliest of (i) the date on which the Term Loans are funded pursuant to the terms and conditions to funding set forth in the Credit Agreement (the “Funding Date”), (ii) June 30, 2023 and (iii) the date the Company fails to obtain the requisite Company stockholder approvals to consummate the Reclassification. The Term Loans will mature on the earliest of (a) three years after the Funding Date and (b) December 31, 2025.

The Term Loans will bear interest, at the Company’s option, at Term SOFR (plus an additional credit spread adjustment of 0.10%) or Base Rate (each, as defined in the Credit Agreement) plus (i) in the case of Term SOFR Term Loans, a margin ranging from 0.875% to 1.50% per annum based on the Company’s credit rating as determined by Standard & Poor’s Financial Services LLC (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”) and (ii) in the case of Base Rate Term Loans, a margin ranging from 0.00% to 0.50% per annum based on the Company’s credit rating as determined by S&P or Moody’s. Unused commitments under the Credit Agreement will incur a ticking fee of 0.10% per annum.

The Credit Agreement also contains certain affirmative and negative covenants that the Company considers customary for facilities of this type and which are consistent with the Company’s existing (i) Tenth Amended and Restated Revolving Credit Agreement dated as of April 14, 2022 (the “Revolving Facility”) and (ii) Term Loan Agreement dated as of March 26, 2020 (as amended by that certain Amendment No. 1 to the Term Loan Agreement dated as of June 10, 2021 and that certain Amendment No. 2 to the Term Loan Agreement dated as of April 14, 2022, together with the Revolving Facility, the “Existing Facilities”). Such covenants include, among other things, restrictions on the incurrence of subsidiary indebtedness, additional liens, mergers and consolidations, transactions with affiliates, and sale and leaseback transactions, in each case subject to numerous conditions, exceptions, and thresholds. Consistent with the Existing Facilities, the Credit Agreement also requires the Company to maintain a minimum Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of 2.50:1.00 as of the end of each fiscal quarter and a maximum Consolidated Net Leverage Ratio (as defined in the Credit Agreement and which shall be calculated net of up to $750 million of unrestricted cash and cash equivalents) of 4.00:1:00 with a step-up to 4.50:1.00 with respect to the four fiscal quarters following a Material Acquisition (as defined in the Credit Agreement). The Credit Agreement also contains certain events of default consistent with the Existing Facilities. Upon the occurrence of an event of default after any applicable grace or cure period, any outstanding loans under the Credit Agreement may be accelerated and/or the Credit Agreement Lenders’ commitments may be terminated.

Certain of the Credit Agreement Lenders, the Administrative Agent and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, lending, underwriting and brokerage services, and other financial and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. The Company and certain of its subsidiaries have, and may in the future, enter into derivative arrangements with certain of the Credit Agreement Lenders and their affiliates. In addition, one of the Credit Agreement Lenders is the trustee under an indenture for certain of the Company’s outstanding notes. Certain of the Credit Agreement Lenders or their affiliates and affiliates of the Administrative Agent are lenders under certain credit facilities to investment vehicles controlled by members of the Sands family that are in some cases affiliates of the Company. Such credit facilities are secured by pledges of shares of Class A Common Stock, Class B Common Stock, or a combination thereof and other credit support from certain members of the Sands family.

The foregoing description of the Credit Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company entered into the Credit Agreement on the Effective Date. See Item 1.01 which is incorporated herein by reference.

Important Additional Information

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Constellation has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, which contains a preliminary proxy statement/prospectus in connection with the proposed reclassification. STOCKHOLDERS OF CONSTELLATION ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN AND WILL BE FILED WITH THE SEC (INCLUDING, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN, OR WHEN FILED WILL CONTAIN, IMPORTANT INFORMATION. Stockholders can obtain a free copy of the preliminary proxy statement/prospectus (and the definitive proxy statement/prospectus, when available), as well as other filings containing information about Constellation, without charge, at the SEC’s website, www.sec.gov, and on Constellation’s Investor Relations website at https://ir.cbrands.com.

Participants in the Solicitation

The directors and executive officers of Constellation and other persons may be considered participants in the solicitation of proxies from stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from stockholders in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the preliminary proxy statement/prospectus described above. Additional information regarding Constellation’s directors and executive officers is available in Constellation’s most recent proxy statement, dated May 27, 2022, for the Annual Meeting of Stockholders held on July 19, 2022, which was filed with the SEC on June 2, 2022, Constellation’s Current Report on Form 8-K filed with the SEC on July 22, 2022, and Constellation’s other filings with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the preliminary proxy statement/prospectus.

Item 9.01	Financial Statements and Exhibits.

For the exhibits that are filed herewith, see the Index to Exhibits immediately following.

INDEX TO EXHIBITS

Exhibit No.	Description

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(4.1)	Term Loan Credit Agreement, dated as of August 9, 2022, by and among the Company, Bank of America, N.A., as Administrative Agent, and the Lenders party thereto (filed herewith).*

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2022	CONSTELLATION BRANDS, INC.

	By:	/s/ Garth Hankinson
Garth Hankinson
Executive Vice President and Chief Financial Officer